Exhibit 5.1

September 3, 2019

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Re:        Eldorado Resorts, Inc.—Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the registration statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by Eldorado Resorts, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), up to 77,912,040 shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), issuable under and pursuant to that certain Agreement and Plan of Merger, dated June 24, 2019, by and among Caesars Entertainment Corporation, the Company, and Colt Merger Sub, Inc. (the “Merger Agreement”).

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, and (iii) such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have further assumed that, upon the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the issuance of the Shares, the Registration Statement will have been declared effective pursuant to the Act. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that, (a) upon receipt of the Parent Stockholder Approval (as defined in the Merger Agreement), the issuance of the Shares pursuant to the Merger Agreement will have been duly authorized, and (b) when issued in accordance with the Registration Statement and the terms and conditions of the Merger Agreement, the Shares will have been legally and validly issued, and be fully paid and non-assessable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ McDonald Carano LLP

McDonald Carano LLP